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                                                                EXHIBIT 99.16(D)
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                                                             SINCE INCEPTION
    EMERGING TIGERS CLASS D                                   AVERAGE ANNUAL                        SINCE INCEPTION
JUNE 10, 1996 TO NOVEMBER 30, 1997                             TOTAL RETURN                          TOTAL RETURN*
==================================                           ===============                        ===============
Initial Investment                                           $      1,000.00                        $      1,000.00

Divided by Initial Maximum Offering Price                              16.39
                                                             ---------------
Divided by Initial Net Asset Value                                                                            15.53
                                                                                                    ---------------
Equals Shares Purchased                                               61.011                                 64.392

Plus Shares Acquired through Dividend Reinvestment                     0.120                                  0.127
                                                             ---------------                        ---------------
Equals Shares held at Ending Period Date                              61.131                                 64.519

Multiplied by Net Asset Value at Ending Period Date                     8.10                                   8.10
                                                             ---------------                        ---------------
Equals Ending Redeemable Value (ERV) at Period End Date      $        495.16                        $        522.60


Divide ERV by $1000 (P)                                               0.4952                                 0.5228

Subtract 1                                                           -0.5048                                -0.4774

Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period                              -50.48%
                                                             ===============
Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period                                                                     -47.74%
                                                                                                    ===============
Divide ERV by $1000 (P)                                               0.4952

Raise to the power of                                                 0.6784

Equals                                                                0.6207

Subtract 1                                                           -0.3793

Expressed as a Percentage - Equals the
  Average Annualized Total Return for the Period                     -37.93%
                                                             ===============

*Does NOT include sales charge for the period.
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